Exhibit 10.13

LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT dated as of                         , 2005 (the “Agreement”), is entered into by and between eLandia Solutions, Inc., a Delaware corporation (the “Company”), and the partners of W&R South Pacific, L.P., a Washington limited partnership, (“W&R”) set forth on Schedule I hereto (the “W&R Partners”).

W I T N E S S E T H:

WHEREAS, pursuant to an Agreement and Plan of Merger dated as of July 25, 2005 (the “Merger Agreement”) entered into by and among the Company, eLandia AST Acquisition, Inc., AST Telecom, L.L.C., Stanford International Bank Ltd. (“Stanford”) and W&R, W&R has agreed to acquire such securities of the Company set forth in the Merger Agreement (the “Shares”); and

WHEREAS, it is a condition to the Merger Agreement that the W&R Partners execute this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. PROHIBITED TRANSFERS

(a) Neither W&R nor the W&R Partners shall sell, assign, transfer, pledge, hypothecate, mortgage, encumber or otherwise dispose (a “Transfer”) of all or any of their Shares or their interests in W&R, directly or indirectly, for a period of two years from the Effective Time (as such term is defined in the Merger Agreement) provided further that upon the lapse of such two-year term the W&R Partners shall Transfer their Shares only in compliance with the volume limitations set forth in Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), whether or not any such W&R Partner is subject to such volume limitation. The term “dispose” includes, but is not limited to, the act of selling, assigning, transferring, pledging, hypothecating, encumbering, mortgaging, giving and any other form of disposing or conveying, whether voluntary or by operation of law, except for, a private sale where the purchaser agrees to be bound by each and all the restrictions in this Agreement as if such purchaser was an original W&R Partner.

(b) The Shares are deemed “restricted securities” as defined by Rule 144 promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act, and the W&R Partners shall represent in writing to the Company prior to the issuance of share certificates representing the Shares, that (i) he/she is acquiring the Shares for investment purposes only and without the intent to make a further distribution of the Shares, (ii) he/she is an accredited investor within the meaning of Rule 501 (a) under the Securities Act, and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in securities in general and of an investment in the Company in particular, (iii) he/she is aware of the limits on resale imposed by virtue of the nature of the transactions contemplated by this Agreement, and (iv) he/she has been given the opportunity to ask questions of, and receive answers from, the officers of the Company regarding the Company, its current and proposed business operations and the Company’s common stock, and the officers of the Company have made available to such W&R Partners all documents and information that such stockholders have requested relating to an investment in the Company.

(c) Notwithstanding the foregoing, both W&R and a W&R Partner may Transfer all or any of the Shares (i) by way of gift to any family member of or to any trust for the benefit of a W&R Partner or any such family member of a W&R Partner, (ii) by will or laws of descent and distribution, (iii) to an affiliate of W&R or a W&R Partner, (iv) to Liamatua Tufele, Jr. and Dr. Cecilia Alailima and Dr. Richard Gibson an aggregate amount not to exceed 24,967 Shares, or (v) pursuant to Sections 1.2 or 1.3 or that certain Co-Sale and First Refusal Agreement by and between W&R and Stanford in which Stanford or its assigns is the Proposed Seller (as defined in such Co-Sale and First Refusal Agreement); provided that any Transfer pursuant to Subsections l(c)(i), (ii), (iii) or (iv) may only be made if the transferee shall agree in writing with the Company, as a condition to such Transfer, to be bound by all of the provisions of this Agreement to the same extent as if such transferee were a W&R Partner. As used herein, the word “family” shall include any spouse, lineal ancestor or descendant, brother or sister.

(d) No Transfer of Shares otherwise permitted by this Agreement may be made unless (i) the Shares shall have first been registered under the Securities Act; (ii) the Company shall have first been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such Transfer is exempt from the registration requirements of the Securities Act; or (iii) such Transfer is within the limitations of and in compliance with Rule 144 under the Securities Act.

(e) Any Transfer or other disposition of Shares in violation of the restrictions on Transfer contained herein shall be null and void and shall not entitle the W&R Partner or any proposed transferee or other person to have any Shares transferred upon the books of the Company.

2. PERMITTED TRANSFERS.

Notwithstanding anything herein to the contrary, both W&R and the W&R Partners shall be entitled to Transfer any or all of the Shares pursuant to privately negotiated sales prior to the expiration of the lock-up period set forth in Section l(a), above, so long as the subject transferee(s) agrees in writing to be bound by the terms of this Agreement for the remainder of the lock-up period.

3. VOTING AND DIVIDEND RIGHTS

It is understood that W&R has the right to vote all of the Shares held by it and that it shall be entitled to all dividends or distributions made by the Company arising in respect of the Shares, in cash, stock or other property, including warrants, options or other rights.

4. SPECIFIC ENFORCEMENT

The parties hereby acknowledge and agree that they may be irreparably damaged in the event that this Agreement is not specifically enforced. Upon a breach or threatened breach of the terms, covenants and/or conditions of this Agreement by any party, any other party shall, in addition to all other remedies, be entitled to a temporary or permanent injunction, without showing any actual damage, and/or a decree for specific performance, in accordance with the provisions hereof.

5. LEGEND

All certificates evidencing any of the Shares subject to this Agreement shall also bear a legend substantially as follows during the term of this Agreement:

“The shares represented by this certificate are subject to restrictions on transfer and may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except in accordance with and subject to all the terms and conditions of a certain Lock-Up Agreement dated as of                         , 2005 as it may be amended from time to time, a copy of which may be obtain from the Company upon request and without charge.”

6. NOTICES

Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be effective upon personal delivery, via facsimile (upon receipt of confirmation of error-free transmission and mailing a copy of such confirmation, postage prepaid by certified mail, return receipt requested) or two business days following deposit of such notice with an internationally recognized courier service, with postage prepaid and addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by five days advance written notice to each of the other parties hereto.

Company:	eLandia Solutions, Inc. 1500 Cordova Road Suite 300 Fort Lauderdale, Florida 33316 Fax: (954) 728-9080 Attention: President

with a copy to:	Adorno & Yoss, P.A. 2525 Ponce de Leon Boulevard Suite 400 Coral Gables, Florida 33134 Fax: (305) 460-1422 Attn: Seth P. Joseph, Esq.

W&R:	W&R South Pacific, L.P. c/o Rose Joneson Vargas, P.C. P.O. Box 3501, Pago Pago, American Samoa 96799 Attn: Barry Rose, Esq. Fax: 684-699-2105

with a copy to:	Joseph P. Whitford, Esq. Davis Wright Tremaine LLP 2600 Century Square 1501 Fourth Avenue Seattle, WA 98101

7. GOVERNING LAW; JURISDICTION

This Agreement shall be governed by and interpreted in accordance with the laws of the State of Florida, without regard to its principles of conflict of laws. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any party in the federal courts of Florida or the state courts of the State of Florida, Miami-Dade County, and each of the parties consents to the jurisdiction of such courts and hereby waives, to the maximum extent permitted by law, any objection, including any objections based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.

8. MISCELLANEOUS

(a) Entire Agreement. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof. This Agreement, including any certificate, schedule, exhibit or other document delivered pursuant to its terms, constitutes the entire agreement among the parties hereto with respect to the subject matters hereof and thereof, and supersedes all prior agreements and understandings, whether written or oral, among the parties with respect to such subject matters.

(b) Amendments. This Agreement may not be amended except by an instrument in writing signed by the party to be charged with enforcement.

(c) Waiver. No waiver of any provision of this Agreement shall be deemed a waiver of any other provisions or shall a waiver of the performance of a provision in one or more instances be deemed a waiver of future performance thereof.

(d) Construction. This Agreement has been entered into freely by each of the parties, following consultation with their respective counsel, and shall be interpreted fairly in accordance with its respective terms, without any construction in favor of or against either party.

(e) Binding Effect of Agreement. This Agreement shall inure to the benefit of, and be binding upon the successors and assigns of each of the parties hereto.

(f) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or unenforceability of this Agreement in any other jurisdiction.

(g) Attorneys’ Fees. If any action should arise between the parties hereto to enforce or interpret the provisions of this Agreement, the prevailing party in such action shall be reimbursed for all reasonable expenses incurred in connection with such action, including reasonable attorneys’ fees.

(h) Headings. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of this Agreement.

(i) Counterparts. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original and all of which, when taken together, will be deemed to constitute one and the same agreement.

[Signatures Begin on Following Page]

IN WITNESS WHEREOF, this Agreement has been duly executed by each of the undersigned.

eLANDIA SOLUTIONS, INC.

By:
Name:
Title:

W&R:

W&R SOUTH PACIFIC L.P.
By:	W&R, Inc., Its General Partner

By:
Barry Rose, President

W&R PARTNERS:

Barry Rose

Fay Alailima Rose

SCHEDULE I

W&R Partners

Name of Partner

Barry Rose

Fay Alailima Rose